Exhibit 99.2

SiTime Corporation Announces Pricing of Upsized Offering of

$1.2 Billion of Convertible Senior Notes

SANTA CLARA, Calif., May 20, 2026 — SiTime Corporation (“SiTime”) (NASDAQ: SITM), the Precision Timing company, today announced the pricing of its underwritten offering (the “Offering”) of $1.2 billion aggregate principal amount of 0% Convertible Senior Notes due 2031 (the “Notes”). The aggregate principal amount of the Offering was increased from the previously announced offering size of $1.1 billion. The sale of the Notes to the underwriters is expected to close on May 22, 2026, subject to customary closing conditions. SiTime also granted the underwriters of the Notes a right to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $150 million aggregate principal amount of Notes, solely to cover over-allotments, if any.

The Notes will be general unsecured obligations of SiTime and will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on June 15, 2031, unless earlier converted, redeemed or repurchased.

SiTime estimates that the net proceeds from the Offering will be approximately $1.17 billion (or approximately $1.32 billion if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated Offering expenses payable by SiTime.

SiTime expects to use the net proceeds from the Offering (i) to pay for a portion of the cash consideration of the acquisition of certain assets related to the timing business of Renesas Electronics Corporation as announced on February 4, 2026 (the “Acquisition”), (ii) to pay the $108.0 million cost of the capped call transactions described below and (iii) the remainder, if any, for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses. If the underwriters exercise their over-allotment option, SiTime expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions and the remainder for general corporate purposes as described above.

Noteholders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2031 only if one or more specific conditions are met. On or after March 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in integral multiples of $1,000 principal amount at the option of the noteholders at any time regardless of these conditions. Upon conversion, SiTime will pay or deliver, as the case may be, cash, shares of SiTime’s common stock, par value $0.0001 per share (the “common stock”), or a combination of cash and shares of common stock, at its election.

The conversion rate will initially be 0.9611 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $1,040.47 per share of common stock, which represents a conversion premium of approximately 50.0% to the last reported sale price of the common stock on the Nasdaq Global Market on May 19, 2026). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if SiTime delivers a notice of redemption, SiTime will, in certain circumstances, increase the conversion rate of the Notes for a noteholder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period, as the case may be.

SiTime may not redeem the Notes prior to June 20, 2029, except in the event of a cleanup redemption as described below. SiTime may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on a redemption date on or after June 20, 2029 if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which SiTime provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. In addition, SiTime may redeem for cash all but not part of the Notes, at its option, if the principal amount of the Notes outstanding at such time is less than 25% of the aggregate principal amount of the Notes initially issued under the indenture at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If SiTime redeems fewer than all of the outstanding Notes in an optional redemption, at least $150 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

If SiTime undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, noteholders may require SiTime to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

Concurrently with the pricing of the Notes, SiTime entered into capped call transactions with the underwriters or their affiliates and certain other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of Notes and/or offset any cash payments SiTime is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes will initially be $1,734.15, which represents a premium of 150% over the last reported sale price of the common stock on the Nasdaq Global Market on May 19, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, SiTime expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the Notes, including with certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling common stock or other securities of SiTime in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 40-trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent SiTime exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Offering has been registered under the Securities Act of 1933, as amended. For additional information relating to the offering, SiTime refers you to its Registration Statement on Form S-3, which SiTime filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024 and which automatically became effective on the same date. A preliminary prospectus supplement and accompanying prospectus relating to the Offering has been filed with the SEC and is available on the website of the SEC at www.sec.gov. When available, the final prospectus supplement and the accompanying prospectus relating to the Offering may be obtained from: Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at 800-645-3751 (option #5), by e-mail at WFScustomerservice@wellsfargo.com and Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

Wells Fargo Securities, Goldman Sachs & Co. LLC, Barclays, UBS Investment Bank and Morgan Stanley are acting as book-running managers for the Offering. HudsonWest LLC is acting as financial advisor to SiTime.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About SiTime

SiTime Corporation is the Precision Timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power and better reliability. With more than 4 billion devices shipped, SiTime is changing the timing industry.

About Precision Timing – Timing is the heartbeat of all electronics, ensuring performance, resilience and scalability. For decades, quartz devices, non-silicon technology, have kept systems in sync, but they struggle in harsher, more demanding environments. MEMS-based Precision Timing delivers greater accuracy, smaller size and resilience. Today, MEMS timing powers over 400 applications, including high-growth ones in AI datacenters, automated driving, industrial and humanoid robots, wearables and IoT.

Forward-Looking Statements

The information set forth in this press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, statements concerning the completion of the Offering, the anticipated use of proceeds from the Offering, the closing of the Acquisition, and the potential impact of the foregoing or related transactions on dilution to holders of the common stock and the market price of the common stock or the Notes. These forward-looking statements are based on SiTime’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause SiTime’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. Other risk factors include those that are discussed under the heading “Risk Factors” in SiTime’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other filings made with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

Contacts

SiTime Corporation

Beth Howe

Chief Financial Officer

Investor.relations@sitime.com

Shelton Group

Leanne Sievers | Brett Perry

sitim-ir@sheltongroup.com

Source: SiTime Corporation